Exhibit 99.2

FORM OF SUBSCRIPTION AGREMENT

THIS SUBSCRIPTION AGREEMENT (THIS “AGREEMENT”) RELATES TO AN OFFERING OF MEMBERSHIP INTERESTS RELYING UPON ONE OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL SECURITIES LAWS. NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED NONE MAY BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. ACCORDINGLY, YOU MUST KEEP THIS AGREEMENT CONFIDENTIAL AND MAY NOT MAKE OR PROVIDE A COPY OF THIS AGREEMENT OR ANY RELATED DOCUMENTS TO ANYONE OTHER THAN YOUR OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO TAX, ACCOUNTING AND OTHER RELATED MATTERS CONCERNING YOUR INVESTMENT IN THIS OFFERING AND ITS SUITABILITY FOR YOU.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), dated as of July 20, 2021, is entered into by and between Healthwell Acquisition Corp. I Sponsor LLC, a Delaware limited liability company (the “Company”), and the undersigned subscriber (“Subscriber”).

WHEREAS, the Company and Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company is the sponsor of Healthwell Acquisition Corp. I, a Delaware corporation (“Healthwell”);

WHEREAS, Healthwell is a special purpose acquisition company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase,

reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, Healthwell has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (as amended through June 23, 2021, the “Registration Statement”) for its initial public offering (“IPO”) of 25,000,000 units (or 28,750,00 units if the underwriters of the IPO (the “Underwriters”) exercise their over-allotment option in full) at a price of $10.00 per unit (“Unit”), each comprised of one share of Class A common stock of Healthwell, par value $0.0001 per share (the “Class A Shares”), and one-half of one redeemable warrant, with each whole warrant exercisable for one Class A Share at an exercise price of $11.50 per share (the “Warrants”);

WHEREAS, following the closing of the IPO (the “IPO Closing”), Healthwell will seek to identify and consummate a Business Combination;

WHEREAS, the Company initially subscribed for and purchased 7,187,500 shares of Class B common stock of Healthwell, par value $0.0001 per share (the “Founder Shares”), comprising all of the issued and outstanding shares of Healthwell, up to 937,500 of which are subject to forfeiture to the extent the Underwriters do not exercise their over-allotment option in full;

WHEREAS, the Founder Shares are convertible into Class A Shares, and the holders thereof are entitled to registration rights, on the terms and conditions described in the amended and restated certificate of incorporation of Healthwell, the Registration Statement and the exhibits thereto;

WHEREAS, the Subscriber has indicated an interest in purchasing Units in the IPO equal to [4.95][9.9]% of the total Units to be sold by Healthwell in the IPO (excluding any Units sold pursuant to the exercise by the Underwriters of their over-allotment option);

WHEREAS, the Founder Shares are subject to restrictions on transfer as described in the Registration Statement and the exhibits thereto;

WHEREAS, pursuant to the terms of the Second Amended and Restated Limited Liability Company Agreement, which is attached as Exhibit A hereto (the “Operating Agreement”), Class X-2 Units of the Company (the “Class X-2 Units”) represent the right to receive certain distributions with respect to the Founder Shares pursuant to the terms of the Operating Agreement;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which the Company will admit Subscriber as a member of the Company and issue and sell, and Subscriber will subscribe for and purchase, on a private placement basis, Class X-2 Units, in an amount up to the Subscription Amount (as defined below);

WHEREAS, capitalized terms used but not defined herein have the meanings given to them in the Operating Agreement; and

NOW, THEREFORE, in consideration of the premises above, which are incorporated in this Agreement as if fully set forth below, and the mutual covenants and other agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Subscriber hereby agree as follows:

1. Subscription; Closing.

(a) Subscriber hereby applies to become a member of the Company, on the terms and conditions set forth in this Agreement and the Operating Agreement, a copy of which has been furnished to Subscriber. In connection with the execution of this Agreement, the Subscriber is executing and entering into the Operating Agreement as a member of the Company.

(b) The Company shall admit Subscriber as a member of the Company and issue and sell to Subscriber, and Subscriber shall subscribe for and purchase up to the number of Class X-2 Units indicated on the signature page hereto for up to the aggregate purchase price indicated on the signature page hereto (such Class X Units, collectively, the “Subscription Amount”) for an amount up to the Investor’s aggregate subscription price set forth on the signature page hereto (the “Subscription Price”).

(c) The closing of the sale of the Units to Subscriber (the “Closing”) shall take place promptly following the execution of this Agreement and the receipt by the Company of the Subscription Price but in any event, prior to the consummation of the IPO. At the Closing, the Managers will accept, on behalf of the Company, Subscriber’s subscription for the number of Class X-2 Units specified on the Company’s signature page attached hereto (which number shall not exceed the Subscription Amount) and will cause the Company to issue and sell to Subscriber such Class X-2 Units, each registered in the name of Subscriber. In the event the IPO does not occur by September 30, 2021, then the Company shall promptly return or cause to be returned to Subscriber all funds remitted to the Company, without interest thereon or deduction therefrom and, once so returned, this Agreement and Subscriber’s admission as a member to the Company will be null and void ab initio.

2. Forfeiture.

(a) In the event, the Subscriber does not purchase Units in the IPO equal to [4.95][9.9]% of the total Units sold in the IPO (excluding any Units sold pursuant to an exercise of the underwriters’ over-allotment option), (the “IPO Indication”) after having been provided an allocation and reasonable opportunity to purchase such amount, Subscriber shall forfeit to the Company the Class X-2 Units. Notwithstanding the foregoing, the Subscriber shall not be required to forfeit any Class X-2 Units to the extent the failure to purchase [4.95][9.9]% of the Units in the IPO is a result of the direct or indirect failure of Healthwell, the Company or the IPO underwriters to allocate the full [4.95][9.9]% of the units to the Subscriber. The Subscription Amount and the Subscription Price shall not be adjusted should the IPO underwriters elect to allocate Subscriber less than the IPO Indication.

(b) If the Subscriber fails to forfeit any Class X-2 Units it is required to forfeit pursuant to Section 2(a) above, the Subscriber hereby grants hereunder to the Company and any representative designated by the Company without further action by the Subscriber a limited irrevocable power of attorney solely to effect such forfeiture on behalf of the Subscriber, which power of attorney shall be deemed to be coupled with an interest.

(c) Subject to the fulfillment by Subscriber of the IPO Indication in accordance with this Section 2, the Founder Shares underlying the Class X-2 Units purchased by the Subscriber shall not be subject to forfeiture, cancellation, share price triggers commonly known as “earn-outs” or transfer as a result of any Founder Shares held by the Company being forfeited, canceled, transferred, modified or otherwise reduced in connection with an initial business combination or any other reason; provided, for the avoidance doubt, the foregoing shall not preclude the waiver of the anti-dilution provisions with respect to the Founder Shares set forth in Healthwell’s certificate of incorporation as provided therein.

3. Termination. This Agreement may be terminated at any time prior to the Closing by mutual written consent of the Company and Subscriber.

4. Representations and Warranties of Subscriber. Subscriber represents and warrants to the Company as follows:

(a) If an entity, Subscriber is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Subscriber has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by Subscriber, will constitute the valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Subscriber in connection with the consummation of the transactions contemplated by this Agreement.

(d) The execution, delivery and performance by Subscriber of this Agreement and the consummation by Subscriber of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to Subscriber, in each case (other than clause (i)), which would have a material adverse effect on Subscriber or its ability to consummate the transactions contemplated by this Agreement.

(e) This Agreement is made with Subscriber in reliance upon Subscriber’s representations to the Company, which by Subscriber’s execution of this Agreement, Subscriber hereby confirms, that the Units to be acquired by Subscriber will be acquired for investment for Subscriber’s own account or an account that is under the direction and control of Subscriber or one of its affiliates, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, Subscriber further represents that Subscriber does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Units. If Subscriber was formed for the specific purpose of acquiring the Units, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(f) Subscriber has had an opportunity to discuss the Company’s and Healthwell’s business, management, financial affairs and the terms and conditions of the offering of the Units, as well as the terms and conditions of the IPO, the Founder Shares and the Private Placement Warrants, with the Company’s and Healthwell’s management. Subscriber has reviewed the Registration Statement and understands the terms and conditions of the Founder Shares and the Private Placement Warrants.

(g) Subscriber understands that the offer and sale of the Units to Subscriber has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Subscriber’s representations as expressed herein and in the Questionnaire attached as Annex A. Subscriber understands that the Units are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Subscriber must hold the Units indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Subscriber acknowledges that the Company has no obligation to register or qualify the Units for resale. Subscriber further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Units, and on requirements relating to the Company which are outside of Subscriber’s control, and which the Company is under no obligation and may not be able to satisfy. Subscriber understands that the offering of the Units is not, and is not intended to be, part of the IPO, and that Subscriber will not be able to rely on the protection of Section 11 of the Securities Act with respect to the Units.

(h) Subscriber understands that no public market now exists or will ever exist for the Units and no public market currently exists for the securities of Healthwell underlying the Units. Subscriber understands that the Company has made no assurances that a public market will ever exist for the securities of Healthwell underlying the Units.

(i) Subscriber understands that its agreement to subscribe for and purchase the Units involves a high degree of risk which could cause Subscriber to lose all or part of its investment, and that the Company will vote the Founder Shares in favor of the Business Combination.

(j) Subscriber is an “accredited investor” as defined by Rule 501(a) of Regulation D promulgated under the Securities Act, and has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of Subscriber’s investment in the Units, of making an informed investment decision with respect thereto, and has the ability and capacity to protect Subscriber’s interests.

(k) If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Units. Subscriber’s subscription and payment for and continued beneficial ownership of the Units will not violate any applicable securities or other laws of Subscriber’s jurisdiction.

(l) If Subscriber is an individual, then Subscriber resides in the state or province identified in the address of Subscriber set forth on the signature page hereof; if Subscriber is a partnership, corporation, limited liability company or other entity, then its principal place of business is the office or offices located at the address or addresses of Subscriber set forth on the signature page hereof.

(m) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to Healthwell and the Company.

(n) Subscriber has, or as of the Closing will have, available to it sufficient funds to satisfy its obligations under this Agreement.

(o) Subscriber is neither a person associated nor affiliated with Jefferies LLC or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that, to its knowledge, is participating in the IPO.

(p) Subscriber recognizes that no federal, state or foreign agency has reviewed, recommended or endorsed the purchase of the Units or any facts or circumstances related thereto.

(q) Subscriber understands that no certificates will be issued representing the Units and that the Units are not transferrable except in accordance with the Operating Agreement of the Company, which Operating Agreement establishes the terms of the Units and restricts the transferability of the Units.

(r) Subscriber represents and warrants, to the best of Subscriber’s knowledge and solely with respect to its purchase of the Units hereunder, that no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Subscription Agreement.

5. Representations and Warranties of the Company. The Company represents and warrants to Subscriber as follows:

(a) The Company is duly formed and validly existing as a limited liability company in good standing under the laws of the State of Delaware.

(b) The Company has the power and authority to enter into, deliver and perform this Agreement and the agreements to be entered into therewith.

(c) All action on the part of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Closing, and the issuance of the Units has been taken or will be taken prior to the Closing, as applicable. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement.

(e) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Operating Agreement, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)), which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(f) The Class X-2 Units upon issuance:

(i) have been, or will be, duly and validly authorized and on the date of issuance of the Units, the Units will be duly and validly issued, fully paid and non-assessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement and the Operating Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser; and

(ii) assuming the representations and warranties of Subscriber as set forth herein are true and correct, will not result in a violation of Section 5 under the Securities Act.

(g) Neither the Company, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Units.

(h) Assuming the accuracy of Subscriber’s representations and warranties set forth herein, no registration under the Securities Act is required for the offer and sale of the Units by the Company to Subscriber as contemplated hereby.

(i) Except for the specific representations and warranties contained in this Section 3, the Company has not made, does not make or shall not be deemed to make any other express or implied representation or warranty with respect to the Company, this subscription, Healthwell, the proposed IPO or a potential Business Combination, and the Company disclaims any such representation or warranty.

(j) Substantially concurrently with the execution of this Agreement, the Company is entering into separate agreements with other “anchor investors” in respect of indications of interest in purchasing Units in the IPO. The Company represents that the material terms of such other agreements are not more favorable to such other “anchor investors” thereunder than the terms of this Agreement. For the avoidance of doubt, if any other “anchor investor” that as indicated an interest in purchasing a comparable percentage of Units in the IPO has an ability to purchase more Class X-2 Units and/or Class B Founder Shares than the Subscriber, then such other “anchor investor” shall be considered to have more favorable material terms than the Subscriber. In the case that another “anchor investor” is afforded more favorable terms than the Subscriber, the Company shall immediately notify the Subscriber of such more favorable terms, and the Subscriber shall have the right to elect to have such more favorable terms, so as to be on the same terms, in which case the parties hereto shall promptly amend this Agreement to effect the same. Notwithstanding the foregoing, (i) this provision does not apply to any investor that participates in the at-risk capital of the Company via a meaningful investment or co-sponsorship or enters into a formal forward purchase agreement in connection with a private investment in public equity (PIPE) in support of the SPAC’s potential business combination and (ii) this provision shall not be applicable as a result of anchor investors that have expressed an interest in purchasing 4.95% of the Units in the IPO rather than 9.9% of the Units in the IPO being offered the opportunity to subscribe for Class X-2 Units representing 75,000 Founder Shares rather than 150,000 Founder Shares.

(k) The Company does not have and at Closing shall not hold any material assets or liabilities, other than the Founder Shares and the Private Placement Warrants, cash or cash equivalents, and liabilities associated with maintenance of its existence or its obligations under the Operating Agreement, any subscription agreement with a Member, or contractual agreements disclosed in the Registration Statement.

(l) Nothing in this Agreement or in the Operating Agreement prohibits or restricts the Subscriber from (i) seeking redemption for any Class A Common Stock it acquires directly in the IPO or in the open market in accordance with the terms and conditions applicable to the Class A Common Stock and the IPO as described in the Registration Statement or (ii) transferring, selling or otherwise disposing, directly or indirectly, any Class A Common Stock or Units acquired directly in the IPO or in the open market, in each case without penalty, cut-back or forfeiture of its Class X-2 Units.

6. Subscriber Waivers and Covenants.

(a) Subscriber shall not be entitled to any registration rights with respect to Securities as a transferee of the Founder Shares owned by the Company other than as may be contemplated by any registration rights agreement entered into at the IPO or in connection with the Business Combination. The Company shall use its reasonable best efforts to cause such registration rights agreement to provide that any securities distributed by the Company to the Members will be entitled to registration rights thereunder to the extent such securities are not eligible for sale under Rule 144 under the Securities Act. Subscriber acknowledges that the registration rights agreement entered into at the IPO may be amended or replaced at any time, including at or following the IPO or the Business Combination. For the avoidance of doubt, per Section 2(c) of this Agreement, unless the Subscriber provides the Company its written consent, the Founder Shares underlying the Class X-2 Units purchased by the Subscriber shall not be subject to forfeiture, cancellation, share price triggers commonly known as “earn-outs” or transfer as a result of any Founder Shares held by the Company being forfeited, canceled, transferred, modified or otherwise reduced in connection with an initial business combination or any other reason; provided, for the avoidance doubt, the foregoing shall not preclude the waiver of the anti-dilution provisions with respect to the Founder Shares set forth in Healthwell’s certificate of incorporation as provided therein.

(b) Subscriber hereby acknowledges that Healthwell will establish a trust account (the “Trust Account”) containing the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Healthwell’s public stockholders (the “Public Stockholders”) and certain other parties (including the underwriters of the IPO). Subscriber hereby agrees (on its own behalf and on behalf of its affiliates and representatives) that Subscriber does not now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom) arising as a result of, in connection with or relating in any way to, this Agreement or a potential Business Combination, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Subscriber, on behalf of itself and its affiliates and representatives hereby irrevocably waives any Released Claims that Subscriber or any of its affiliates and representatives may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, this Agreement or a potential Business Combination and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement entered into regarding a potential Business Combination). Subscriber agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Company to induce the Company to enter into this Agreement, and Subscriber further intends and understands such waiver to be valid, binding and enforceable against Subscriber and each of its affiliates and representatives under applicable law. To the extent Subscriber and any of its affiliates and representatives commence any action or proceeding based upon, in connection with, relating to or arising out of this Agreement or a potential Business Combination, which proceeding seeks, in whole or in part, monetary relief against Healthwell or its representatives, Subscriber hereby acknowledges and agrees that its and its affiliates’ and representatives’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Subscriber or its affiliates and representatives (or any person claiming on the behalf or in lieu of Subscriber or its affiliates and representatives) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. For the avoidance of doubt, this Section 6 shall not prevent Subscriber from redeeming its Class A Shares of Healthwell acquired in the IPO or the open market.

7. Miscellaneous.

(a) Notices. Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by e-mail, or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid).

If to the Company, at:

Healthwell Acquisition Sponsor I, LLC

1001 Green Bay Rd, #227

Winnetka, IL 60093

Attention: Alyssa J. Rapp

E-mail: alyssa@ajrventures.com

And

John L. MacCarthy

Email: jlmac3@gmail.com

With a copy which shall not constitute notice to:

Winston & Strawn LLP

30 W. Wacker Dr.

Chicago, IL 60601

Attn: Carol Anne Huff

E-mail: chuff@winston.com

If to the Subscriber, at its address set forth on the signature page to this Agreement, or such other address as Subscriber shall have specified to the Company in writing.

(b) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing.

(c) Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(d) Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

(e) Assignments. Except as otherwise specifically provided herein or in the Operating Agreement, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(g) Governing Law; Jurisdiction; Waiver of Jury Trial; Equitable Remedies. The provisions set forth in Sections 9.4 and 9.5 of the Operating Agreement shall apply mutatis mutandis to this Agreement.

(h) Captions; Certain Definitions. Headings are used merely for reference purposes and do not affect content in any manner. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as may be amended, modified and/or waived from time to time in accordance with the terms thereof, and if applicable hereof. Whenever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict. Wherever applicable, the pronouns designating the masculine or neuter shall equally apply to the feminine, neuter and masculine genders. Furthermore, wherever applicable within this Agreement, the singular shall include the plural.

(i) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(j) Expenses. Each of the Company and the Subscriber will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(k) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

(l) Counsel. The Subscriber acknowledges that it has been advised or has had the opportunity to consult with Subscriber’s own attorney, accountant, financial advisor and any other advisors regarding this Subscription Agreement and Subscriber’s investment in the Company and Subscriber has done so to the extent that Subscriber deems appropriate.

(m) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(n) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement. Subscriber agrees that Healthwell may disclose the terms of this Agreement and the identity of the Subscriber in the Registration Statement.

(o) Non-Reliance and Exculpation. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, any Subscriber or any of its respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of the Company expressly contained herein in making its investment or decision to invest in the Company.

[Signature Pages Follow]

CONFIDENTIAL

Signature Page:

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

SUBSCRIBER:

Print or Type Name of Entity

Address

Taxpayer I.D. No. (if applicable)	Date:

By:

Signature:
Name:
Title:[

Subscription Amount	Class X-2 Units representing [75,000][150,000] Founder Shares

Subscription Price	$[262.50] [$525.00] [$.0035 per Founder Share]

[Signature Page to Subscription Agreement]

CONFIDENTIAL

Acceptance:

IN WITNESS WHEREOF, the Company has caused this Subscription Agreement to be executed, and the foregoing subscription accepted, as of the date indicated below, the following subscription amounts.

HEALTHWELL ACQUISITION CORP. I SPONSOR LLC

By:
Name: Alyssa J. Rapp
Title: Manager

By:
Name: John L. MacCarthy
Title: Manager

Date: July 20, 2021

[Signature Page to Subscription Agreement]

CONFIDENTIAL

ACCREDITED INVESTOR STATUS QUESTIONNAIRE

1.	Accredited Investor Status. Subscriber is an “accredited investor” because Subscriber is (please initial the applicable spaces):

☐ A.

Subscriber is a natural person whose individual net worth[1] or joint net worth with that person’s spouse or spousal equivalent (i.e., a cohabitant occupying a relationship generally equivalent to that of a spouse) as of the date hereof is in excess of $1,000,000 (excluding the value of the primary residence of Subscriber).

☐ B.

Subscriber is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent (i.e., a cohabitant occupying a relationship generally equivalent to that of a spouse) in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level during the current year.

☐ C.

Subscriber is a natural person holding in good standing the General Securities Representative license (Series 7), the Private Securities Offering Representative license (Series 82), or the Licensed Investment Adviser Representative (Series 65) administered by FINRA, or one or more other professional certifications or designations or credentials designated by order of the Securities and Exchange Commission as qualifying an individual for accredited investor status.

☐ D.	Subscriber is a Knowledgeable Employee.[2]

☐ E.

Subscriber is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D under the Securities Act.

[1]

When calculating net worth for purposes of this representation: (i) the value of Subscriber’s primary residence must not be included as an asset; (ii) indebtedness secured by Subscriber’s primary residence, up to the estimated fair market value of the primary residence as of the date of this Subscription Agreement may not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness secured by Subscriber’s primary residence in excess of the estimated fair market value of the residence must be included as a liability. Joint net worth can be the aggregate net worth of Subscriber and spouse or spousal equivalent (i.e., a cohabitant occupying a relationship generally equivalent to that of a spouse); assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard for purposes of this representation does not require that the securities be purchased jointly.

[2]

“Knowledgeable Employee” means any natural person who is an executive officer, director, trustee, general partner, advisory board member or person serving in a similar capacity of the Company or an affiliated entity that manages the investment activities of the Company, as well as an employee of the Company or such an affiliate who, in connection with such employee’s regular functions, participates in the investment activities of the Company and/or other private investment funds the investment activities of which are managed by such affiliate; provided that such employee has been performing such functions for or on behalf of the Company or such affiliate, or substantially similar functions for or on behalf of another investment management firm, for at least twelve months.

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CONFIDENTIAL

☐ F.	Subscriber is an employee benefit plan within the meaning of ERISA, and (please check one):

☐

the investment decision has been made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or

☐	the employee benefit plan has total assets in excess of $5,000,000, or

☐	if a self-directed plan, investment decisions are made solely by persons that are accredited investors.

☐ G.	Subscriber is a private business development company as defined in Section 202(a)(22) of the Advisers Act.

☐ H.

Subscriber is a corporation, Massachusetts or similar business trust, partnership or an organization described in Section 501(c)(3) of the Code, not formed for the specific purpose of acquiring the Units with total assets in excess of $5,000,000.

☐ I.

Subscriber is a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

☐ J.	Subscriber is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

☐ K.	Subscriber is an investment adviser registered pursuant to Section 203 of the Advisers Act or registered pursuant to the laws of a state.

☐ L.	Subscriber is an investment adviser relying on the exemption from registering with the Securities and Exchange Commission under Section 203(l) or (m) of the Advisers Act.

☐ M.	Subscriber is an insurance company as defined in Section 2(a)(13) of the Securities Act.

☐ N.	Subscriber is an investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of the Investment Company Act.

☐ O.	Subscriber is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

☐ P.	Subscriber is a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act.

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CONFIDENTIAL

☐ Q.

Subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐ R.

Subscriber is a “family office,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, (i) with assets under management in excess of $5,000,000, (ii) that was not formed for the specific purpose of acquiring the Units, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of a prospective investment in the Company.

☐ S.

Subscriber is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, of a “family office” meeting the requirements in representation s. above, and whose prospective investment in the Company is directed by such “family office” pursuant to clause (iii) of representation R. above.

☐ T.	Subscriber is an entity in which each of the equity owners are accredited investors as defined in Rule 501(a) of Regulation D.

☐ U.	Subscriber is any entity, of a type not listed in representations E. through T. above not formed for the specific purpose of acquiring the Units, owning Investments in excess of $5,000,000.[3]

☐ V.	None of the foregoing statements is true with respect to Subscriber. If so, Subscriber’s subscription shall be rejected.

2.	Look-Through Status.

(a)	Is Subscriber an “investment company” as defined under the Investment Company Act?

_____ Yes _____ No.

(b)	Does Subscriber rely on the exemptions from the Investment Company Act as provided by Section 3(c)(1) or 3(c)(7) thereunder?

_____ Yes _____ No.

(c)	Was Subscriber organized for the specific purpose of acquiring the Units?

_____ Yes _____ No. If “Yes,” please explain:

_____________________________________________________________________________________________

[3]

For the purposes of this representation, it is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor status of entities. If those natural persons are themselves accredited investors, and if all other equity owners of the entity seeking accredited investor status are accredited investors, then this representation may be available.

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CONFIDENTIAL

(d)	Will more than 40% of Subscriber’s total assets be invested in the Units?

_____ Yes _____ No.

(e)

If Subscriber is a partnership, limited liability company or other collective investment vehicle, is the investment in the Units being participated in by the partners, members, or investors of Subscriber in substantially the same proportions as prior investments made by Subscriber?

____ Yes _____ No _______ Not applicable. If “No,” please explain.

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

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CONFIDENTIAL

EXHIBIT A

OPERATING AGREEMENT